Exhibit 99.1

Footnote 1 to Form 4:

On May 8, 2013, Encore, LLC and Encore II, LLC sold 455,601 and 1,044,399 shares of Common Stock, respectively, at a price of $107.50 per share in a registered offering. On May 9, 2013, Encore, LLC and Encore II, LLC sold an additional 46,681 and 107,008 shares of Common Stock, respectively, at an average price of approximately $110.0426 per share in open market transactions. On May 10, 2013, Encore, LLC and Encore II, LLC sold an additional 48,855 and 111,992 shares of Common Stock, respectively, at an average price of approximately $111.2571 per share in open market transactions.  After such sales, Encore, LLC and Encore II, LLC directly beneficially own 1,711,001 and 3,922,218 shares of Common Stock, respectively. Each of Crestview, L.L.C., Crestview Partners GP, L.P., Crestview Partners, L.P., Crestview Partners (PF), L.P., Crestview Holdings (TE), L.P., Encore (ERISA), Ltd., Crestview Partners (ERISA), L.P. and Crestview Offshore Holdings (Cayman), L.P. may be deemed to have beneficial ownership of the  1,711,001 shares of Common Stock directly owned by Encore, LLC. Each of Crestview, L.L.C., Crestview Partners II GP, L.P., Crestview Partners II, L.P., Crestview Partners II (FF), L.P., Crestview Partners II (TE), L.P., Crestview Offshore Holdings II (Cayman), L.P., Crestview Offshore Holdings II (FF Cayman), L.P. and Crestview Offshore Holdings II (892 Cayman), L.P. may be deemed to have beneficial ownership of the 3,922,218 shares of Common Stock directly owned by Encore II, LLC.

Crestview Partners, L.P., Crestview Partners (PF), L.P., Crestview Holdings (TE), L.P., Encore (ERISA), Ltd. and Crestview Offshore Holdings (Cayman), L.P. are the members of Encore, LLC. Crestview Partners (ERISA), L.P. is the sole shareholder of Encore (ERISA), Ltd. Crestview Partners GP, L.P. is the general partner of Crestview Partners, L.P., Crestview Partners (PF), L.P., Crestview Holdings (TE), L.P., Crestview Partners (ERISA), L.P. and Crestview Offshore Holdings (Cayman), L.P. Crestview Partners II GP, L.P. is the general partner of Crestview Partners II, L.P., Crestview Partners II (FF), L.P., Crestview Partners II (TE), L.P., Crestview Offshore Holdings II (Cayman), L.P., Crestview Offshore Holdings II (FF Cayman), L.P. and Crestview Offshore Holdings II (892 Cayman), L.P., each of which is a member of Encore II, LLC. Crestview, L.L.C. is the general partner of Crestview Partners GP, L.P. and Crestview Partners II GP, L.P.  The reporting person is a Partner of Crestview, L.L.C.

The reporting person disclaims beneficial ownership of the securities beneficially owned by Encore, LLC and Encore II, LLC except to the extent of his pecuniary interest therein.